Exhibit 10.1

US ONCOLOGY HOLDINGS, INC.

2004 EQUITY INCENTIVE PLAN

(As Amended and Restated Effective January 1, 2008)

ARTICLE I

GENERAL

1.1 Purpose. The mission of US Oncology Holdings, Inc. is to increase access to and advance the delivery of high-quality cancer care in community-based settings throughout the United States. The Company understands that it must have a highly motivated, focused and committed management team and employee base to accomplish its mission and objectives. The 2004 Equity Incentive Plan (the “Plan”) has been established by the Company to:

(a) attract and retain employees of the Company and its Subsidiaries, qualified individuals to serve as non-employee members of the Board of Directors of the Company, and consultants to provide services to the Company and its Subsidiaries;

(b) motivate participating employees, directors and consultants, by means of appropriate incentives, to achieve long-range goals;

(c) provide incentive compensation opportunities which are competitive with those of other major corporations in its peer group; and

(d) further identify participants’ interests with those of the Company’s other stockholders through compensation alternatives based on the Company’s stock;

and thereby promote the long-term financial interest of the Company and its Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term stockholder return.

1.2 Effective Date. The Plan has been unanimously approved by all the stockholders of the Company and shall be effective as of the Effective Time. The Plan shall terminate ten years after the Effective Time; provided, that the provisions of Article V of the Plan shall survive such termination in accordance with the terms thereof.

1.3 Definitions. The following definitions are applicable to the Plan.

(a) “1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute.

(b) “Accreted Value” has the meaning provided for such term in the Company’s Amended and Restated Certificate of Incorporation.

(c) “Affiliate” means, with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, the specified Person; provided, that, for purposes of the definition of Third Party contained in Section 5.2(a) of the Plan, no portfolio company of

WCAS IX (or of any other investment partnership under common control with WCAS IX) shall be deemed to be an Affiliate of the Company or WCAS IX unless a majority of the outstanding voting securities of such portfolio company are owned by WCAS IX and/or such other investment partnership.

(d) “Approved One Time Items” means one-time or non-recurring charges to the Company’s earnings, expenses, gains or losses which the Committee, in its sole discretion, reasonably determines should appropriately be excluded from and not taken into account in the calculation of EBITDA because they do not arise from the Company’s normal operating activities or are determined to be extraordinary, unusual in nature or infrequent in occurrence, including without limitation, and only as examples, (a) charges or gains resulting from prepayment of financings, (b) writeoffs of long-term assets, (c) gains or losses upon the acquisition or dispositions of assets or business units or (d) earnings or expenses related to a change in accounting principle.

(e) “Award Share” means an Option Share or a share of Restricted Stock (whether or not vested or subject to forfeiture or other restrictions), regardless of whether the holder of such share is the Participant in respect of which such Stock Option or Restricted Stock was originally awarded under the Plan or a direct or indirect transferee thereof.

(f) “Award Shares Holder” means an Award Shares Recipient, a permitted assignee of such person or other permitted assignee under the Plan.

(g) “Award Shares Recipient” means a person with respect to whom the Company has issued Award Shares under the Plan.

(h) “Board” means the Board of Directors of the Company.

(i) “Business Day” means a day other than a day on which commercial banks in New York, New York or Houston, Texas are authorized or required by law to close.

(j) “Change of Control” has the meaning provided for such term in the Company’s Amended and Restated Certificate of Incorporation.

(k) “Code” means the Internal Revenue Code of 1986, as amended.

(l) “Committee” means the compensation committee of the Board (or, if there is no such committee, the Board committee performing equivalent functions), which, from and after the date the Company registers any class of its equity securities pursuant to Section 12 of the 1934 Act, shall be comprised of at least two members of the Board who are (i) “non-employee directors” as defined under rules and regulations promulgated under Section 16(b) of the 1934 Act and (ii) “outside directors” as defined in Section 162(m) of the Code. The Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise. The Committee may delegate ministerial tasks to such persons as it deems appropriate.

(m) “Company” means US Oncology Holdings, Inc., a Delaware corporation.

(n) “Control” (including the terms “Controlling”, “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(o) “Corporate Change” has the meaning given to it in Section 6.6.

(p) “Disabled” means the person so affected is unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than one hundred eighty (180) days. The Committee shall have sole discretion to determine whether a Participant is Disabled for purposes of the Plan.

(q) “EBITDA” means, for any period, the Company’s consolidated earnings before interest, taxes, depreciation, amortization, any other non-cash charges and Approved One Time Items, based upon the Company’s regularly prepared quarterly and annual financial statements, adjusted as necessary to reflect the application of the generally accepted accounting principles utilized by the Company in connection with the preparation of its annual financial statements.

(r) “Effective Time” has the meaning given to such term in the Merger Agreement.

(s) “Enterprise Value” has the meaning given to it in Section 6.3.

(t) “Fair Market Value” means, with respect to a share of Stock on any date herein specified, (i) if the shares of Stock are listed or admitted for trading on a national securities exchange, the reported closing sales price regular way, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the shares of Stock are listed or admitted for trading, or (ii) if the shares of Stock are not listed or admitted for trading on a national securities exchange, (A) the closing transaction price of the shares of Stock on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or, in the case no such reported transaction takes place on such day, the average of the reported closing bid and asked prices thereof quoted on NASDAQ, or (B) if the shares of Stock are not quoted on NASDAQ, the average of the closing bid and asked prices of the shares of Stock in the over-the-counter market, as reported by The National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, or (iii) if on any such day the shares of Stock are not quoted by any such organization, the fair market value per share of Stock on such day, as determined in good faith by the Committee. If the Fair Market Value of Stock is to be determined as of a day other than a trading day, the Fair Market Value of Stock for such day shall be determined as described above on the last trading day ending prior to the date as of which the determination is being made. If, in the discretion of the Committee, another means of determining Fair Market Value shall be necessary or advisable in order to comply with the requirements of Section 162(m) of the Code or any other applicable law, governmental regulation, or ruling of any governmental entity, then the Committee may provide for another means of such determination.

(u) “Incentive Stock Option” means a Stock Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(v) “Merger Agreement” means that certain Agreement and Plan of Merger dated as of March 20, 2004 made and entered into by and among the Company, Oiler Acquisition Corp. and US Oncology.

(w) “Option Date” means, with respect to any Stock Option, the date on which the Stock Option is awarded under the Plan.

(x) “Option Share” means any share of Stock issued upon exercise of a Stock Option, regardless of whether the holder of such share is the Participant in respect of which such Stock Option was originally issued under the Plan or a direct or indirect transferee thereof.

(y) “Outstanding Debt” means, as of any date, the Company’s consolidated outstanding debt, minus any accrued and unpaid interest thereon, determined in accordance with the generally accepted accounting principles utilized by the Company, and including obligations and liabilities under any synthetic leasing facilities.

(z) “Net Enterprise Value” has the meaning given to it in Section 6.3.

(aa) “Non-Qualified Stock Option” means a Stock Option other than an Incentive Stock Option.

(bb) “Participant” means any employee of the Company or any Subsidiary, any non-employee member of the Company’s Board, and any consultant providing services to the Company or any Subsidiary, who is selected by the Committee to participate in the Plan.

(cc) “Permitted Transferees” means a member of a Participant’s immediate family, trusts for the benefit of the Participant or such immediate family members, and partnerships in which the Participant or such immediate family members are the only partners, provided that no consideration is provided for the transfer. Immediate family members shall include a Participant’s spouse and descendants (children, grandchildren and more remote descendants), and shall include step-children and relationships arising from legal adoption.

(dd) “Person” means any natural person, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

(ee) “Preferred Equity Value” means, as of any date, the aggregate Accreted Value of all shares of Preferred Stock then outstanding.

(ff) “Preferred Stock” means the Company’s Participating Preferred Stock, par value $0.001 per share.

(gg) “Qualified IPO” has the meaning provided for such term in the Company’s Amended and Restated Certificate of Incorporation.

(hh) “Repurchase Price Per Award Share” has the meaning given to it in Section 6.3.

(ii) “Repurchase Right” has the meaning given to it in Section 6.2.

(jj) “Restricted Period” has the meaning given to it in Article IV.

(kk) “Restricted Stock” has the meaning given to it in Article IV.

(ll) “Retirement” means the termination of employment from the Company constituting retirement as determined by the Committee.

(mm) “Share Repurchase Period” has the meaning given to it in Section 6.2.

(nn) “Stock” means the Common Stock of the Company, par value $0.001 per share.

(oo) “Stock Option” means the right of a Participant to purchase Stock pursuant to an Incentive Stock Option or a Non-Qualified Stock Option awarded pursuant to the provisions of the Plan.

(pp) “Subsidiary” means, during any period, any corporation or other entity of which 50% or more of the total combined voting power of all classes of stock (or other equity interests in the case of an entity other than a corporation) entitled to vote is owned, directly or indirectly, by the Company.

(qq) “Terminated for Cause” shall mean that a Participant’s employment is terminated as a result of a breach of his or her written employment agreement, or for “cause” as specified in a written employment agreement, if the Participant is party to a written employment agreement with the Company or any Subsidiary, or, with respect to a Participant that is not a party to a written employment agreement with the Company or any Subsidiary, if the Committee determines that such Participant is being terminated as a result of malfeasance, misconduct, dishonesty, disloyalty, disobedience or action that might reasonably be expected to injure the Company or its business interests or reputation.

(rr) “Transfer” means a transfer, sale, assignment, pledge, hypothecation or other disposition (including by operation of law), whether directly or indirectly pursuant to the creation of a derivative security, the grant of an option or other right or the imposition of a restriction on disposition or voting.

(ss) “US Oncology” means US Oncology, Inc., a Delaware corporation.

(tt) “WCAS IX” shall mean Welsh, Carson, Anderson & Stowe IX, L.P., a Delaware limited partnership.

1.4 Administration. The Plan shall be administered by the Committee. If for any reason there is no Committee, the duties of the Committee shall be performed by the Board. Subject to the provisions of the Plan, the Committee shall have authority to select Participants to receive awards of Stock Options or Restricted Stock, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards, and to amend, modify or suspend outstanding awards; provided, that, except as expressly provided in the Plan, the Committee may not, without the Participant’s consent, alter the terms of any award so as to affect adversely the Participant’s rights under the award unless the Committee expressly reserved the right to do so at the time of the award. Notwithstanding the foregoing proviso, and subject to Section 5.4, the provisions of Article V of the Plan can be amended, modified, supplemented or otherwise altered without the consent of any Participant or holder of Award Shares so long as all Participants and holders of Award Shares are treated in the same manner by such alteration. The Committee is authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, to modify such agreements, and to make all other determinations that may be necessary or advisable for the administration of the Plan; provided, that, if any such interpretation, rule, regulation, agreement, modification or other determination would adversely affect the rights of WCAS IX under Article V of the Plan, the Committee shall not take such action without the prior written consent of WCAS IX. Decisions of the Committee (including decisions regarding the interpretation and application of the Plan) shall be binding on the Company and on all Participants and other interested parties. From and after the date the Company registers any class of its equity securities pursuant to Section 12 of the 1934 Act, with respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor rule or statute under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law. The Committee shall hold its meetings at such times and places as it deems advisable. A majority of the Committee shall constitute a quorum for a meeting. All determinations of the Committee shall be made by a majority of its members attending the meeting. Furthermore, any decision or determination reduced to writing and signed by all of the members of the Committee shall be as effective as if it had been made by a majority vote at a meeting properly called and held.

1.5 Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, the employees, non-employee Board members and consultants of the Company or any of its Subsidiaries who will participate in the Plan. In the discretion of the Committee, a Participant may be awarded Stock Options or Restricted Stock, and more than one award may be granted to a Participant. Except as otherwise agreed to by the Company and the Participant, any award under the Plan shall not affect any previous award to the Participant under the Plan or any other plan maintained by the Company or any of its Subsidiaries.

1.6 Shares Subject to the Plan. The shares of Stock with respect to which awards may be made under the Plan shall be either authorized and unissued shares or issued shares. Subject to adjustment pursuant to the provisions of Section 1.11, the aggregate number of shares of Stock with respect to which awards may be granted under the Plan is 32,000,000. Subject to adjustment pursuant to the provisions of Section 1.11, the number of shares of Stock that may be delivered in respect of awards granted under the Plan for the grant of Stock Options shall not exceed 32,000,000 shares in the aggregate. Subject to such overall limit, up to 32,000,000 shares of Stock may be issued upon the exercise of Incentive Stock Options and up to 32,000,000 shares of Stock may be issued upon the exercise of Non-Qualified Stock Options. The number of shares of Stock available under the Plan for issuance as Restricted Stock shall not exceed 32,000,000 shares in the aggregate. If any award under the Plan or any portion of the award, shall expire, terminate or be forfeited or cancelled, or be settled in cash pursuant to the terms of the Plan and, therefore, any such shares are no longer distributable under the award, or any Award Shares be repurchased under Article VI, such shares of Stock shall again be available for award under the Plan, subject to the foregoing limits. From and after the date the Company is required to register any class of its equity securities under Section 12 of the 1934 Act, the maximum number of shares with respect to which Stock Options may be granted under the Plan to any single Participant in any 12 month period shall be 3,933,595. Notwithstanding the foregoing, in order to comply with Section 162(m) of the Code, the Committee shall take into account that (1) if a Stock Option is canceled, the canceled Stock Option continues to be counted against the maximum number of shares for which Stock Options may be granted to the Participant under the Plan and (2) for purposes of Section 162(m) of the Code, if after the grant of a Stock Option, the Committee reduces the purchase price of the Stock Option, the transaction is treated as a cancellation of the Stock Option and a grant of a new Stock Option, and in such case, both the Stock Option that is deemed to be canceled and the Stock Option that is deemed to be granted reduce the maximum number of shares for which Stock Options may be granted to the Participant under the Plan.

1.7 Compliance With Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares of Stock under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares of Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of a Stock Option or in connection with an award of Restricted Stock as the Committee determines to be desirable.

1.8 Withholding of Taxes. All awards and payments under the Plan are subject to withholding of all applicable taxes. The Committee, in its sole discretion, may permit withholding obligations to be satisfied through the surrender of shares of Stock which the Participant already owns, or to which a Participant is otherwise entitled under the Plan. The Company shall have the right to deduct from all amounts paid in cash in consequence of the exercise of a Stock Option or in connection with an award of Restricted Stock under the Plan any taxes required by law to be withheld with respect to such cash payments. Where an employee or other person is entitled to receive shares of Stock pursuant to the exercise of a Stock Option pursuant to the Plan, the Company shall have the right to require the employee or such other person to pay to the Company the amount of any taxes that the Company is required to withhold with respect to such shares, or, in lieu thereof, and in the sole discretion of the Committee, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld. Upon the disposition (within the meaning of Section 424(c) of the Code) of shares of Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the expiration of the holding period requirements of Section 422(a)(1) of the Code, the Participant shall be required to give written notice to the Company of such disposition and the Company shall have the right to require the Participant to pay to the Company the amount of any taxes that are required by law to be withheld with respect to such disposition. The Company shall have the right to withhold from any salary, wages or other compensation payable by the Company to the Participant an amount sufficient to satisfy withholding tax requirements attributable to such disposition. Upon termination of the Restricted Period with respect to an award of Restricted Stock (or such earlier time, if any, as an election is made by the Participant under Section 83(b) of the Code, or any successor provisions thereto, to include the value of such shares in taxable income), the Company shall have the right to require the Participant or any other person receiving shares of Stock in respect of such Restricted Stock award to pay to the Company the amount of taxes that the Company is required to withhold with respect to such shares of Stock or, in lieu thereof, to retain or sell without notice a sufficient number of shares of Stock held by it to cover the amount required to be withheld. The Company shall have the right to deduct from all dividends paid with respect to Restricted Stock the amount of taxes that the Company is required to withhold with respect to such dividend payments.

1.9 Transferability. Incentive Stock Options are not transferable except as designated by the Participant by will or by the laws of descent and distribution. Incentive Stock Options may be exercised during the lifetime of the Participant only by the Participant or his guardian or legal representative. Non-Qualified Stock Options are not transferable except as designated by the Participant by will or by the laws of descent and distribution or, if provided by the Committee in the option agreement, to Permitted Transferees in compliance with such option agreement. Non-Qualified Stock Options may be exercised either by the Participant, his guardian or legal representative and as otherwise permitted under the laws of descent and distribution, or by a Permitted Transferee to whom any such Non-Qualified Stock Options are transferred in compliance with the terms of the option agreement therefor. During the Restricted Period, shares of Restricted Stock awarded under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution or, if provided in the award agreement, to Permitted Transferees in compliance with such award agreement. Stock Options, shares of Stock issued upon exercise of Stock Options and shares of Restricted Stock shall also be subject to the applicable provisions of Article V and any other restrictions on transfer contained in the option or award agreements relating thereto. Without limiting the generality of the foregoing, as a condition to the granting of any award of Restricted Stock to any Participant not already a party thereto, the Company may require the Participant to execute and deliver to the Company an instrument of joinder to the Stockholders Agreement dated as of August 20, 2004 among the Company and its stockholders, as amended.

1.10 Employee and Stockholder Status. The Plan does not constitute a contract of employment or for services, and selection as a Participant will not give any employee, non-employee director or consultant the right to be retained in the employ of, nor to continue to provide services as a director or consultant to, the Company or any Subsidiary. No award of Stock Options under the Plan shall confer upon the holder thereof any right as a stockholder of the Company. If the transfer of shares is restricted pursuant to Section 1.9, certificates representing such shares may bear a legend referring to such restrictions.

1.11 Adjustments to Number of Shares Subject to the Plan. In the event of any change in the outstanding shares of Stock of the Company by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other similar change, the aggregate number and class of shares of Company capital stock with respect to which awards may be made under the Plan, and the terms (including exercise price) and the number and class of shares subject to any outstanding Stock Options shall be equitably adjusted by the Committee.

1.12 Change in Stock and Adjustments; Change of Control; Qualified IPO.

(a) If, while unexercised Stock Options remain outstanding under the Plan, the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation or the Company is liquidated or sells or otherwise disposes of substantially all its assets to another corporation, the Committee may provide for the assumption of some or all outstanding Stock Options, or for the grant of new awards in substitution therefor, by the acquiror or survivor or Affiliate of the acquiror or survivor, in each case on such terms and subject to such conditions as the Committee determines. In the absence of such an assumption or if there is no substitution, (i) subject to the provisions of clause (ii) below, after the effective date of such merger, consolidation, liquidation or sale, as the case may be, each holder of an outstanding Stock Option shall be entitled, upon exercise of such Stock Option, to receive, in lieu of each share of Stock for which such Stock Option is exercised, shares of such stock (or other securities or consideration) as the holder of one share of Stock received pursuant to the terms of the merger, consolidation, liquidation or sale, and (ii) in the case of any such merger, consolidation, liquidation, sale or other transaction, all outstanding Stock Options may be canceled by the Committee as of a date not earlier than the effective date of any such merger, consolidation, liquidation, sale or other transaction, provided that (A) at least ten (10) days’ notice of such cancellation shall be given to each holder of a Stock Option, and (B) following receipt of any such notice each holder of a Stock Option shall have the right to exercise such Stock Option in full (without regard to any vesting or other limitations on exercise set forth in or imposed pursuant to the Plan or the award documentation relating to the Stock Option) conditioned on the consummation of such merger, consolidation, liquidation or other transaction and may defer delivery of the purchase price of any shares of Stock to be purchased upon exercise of the Stock Option until not later than five (5) business days after receipt from the Committee of written notice of such consummation or occurrence. In the event that any acceleration of vesting pursuant to clause (ii) above would result in imposition of the excise tax imposed by Section 4999 of the Code, a Participant may elect to waive such acceleration with respect to such number of shares subject to unvested Stock Options as the Participant may designate, and the Participant shall be entitled to designate from among his unvested Stock Options the Stock Options which shall not be subject to accelerated vesting, in which case such Stock Options shall be terminated without payment of any consideration to the Participant upon the consummation of such merger, consolidation, liquidation, sale or other transaction. In the event that the merger, consolidation, liquidation, sale or other transaction does not occur, then on notice from the Committee of such failure to occur any exercise of a Stock Option conditioned on such occurrence shall be null and void and all limitations on exercise of a Stock Option shall remain in effect as if the Committee had never sent any notice of cancellation.

(b) The agreement provided for in Section 1.13 shall set forth the effect, if any, of a Change of Control or a Qualified IPO upon any Stock Options or Restricted Stock awarded under the Plan.

1.13 Agreement With Company. At the time of any awards under the Plan, the Committee will require a Participant to enter into an agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe. Notwithstanding anything to the contrary contained above, each such agreement shall contain the provisions set forth in Section 5.3 of the Plan. In the event of any inconsistency or conflict between the terms of the Plan and the agreement, the terms of the Plan shall govern.

1.14 No Funds Established. It is not intended that awards under the Plan be set aside in a trust which would qualify as an employee’s trust within the meaning of Sections 401 or 402 of the Code, or in any other type of trust, fund, or separate account. The rights of any Participant and any person claiming under such Participant shall not rise above or exceed those of an unsecured creditor of the Company.

1.15 Assignment. Except as contemplated by Section 1.9, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of the person entitled to such benefits.

1.16 Gender, Tense and Headings. Whenever the context requires such, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Headings as used herein are inserted solely for convenience and reference and constitute no part of the construction of the Plan.

1.17 Tax Consequences. Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any Participant.

1.18 Severability. In the event that any provision of the Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

1.19 Amendment and Termination of Plan. Subject to Section 5.4 hereof, the Board may at any time and in any way amend the Plan or any outstanding award, and may at any time terminate the Plan as to any future grants or awards; provided, that except as otherwise expressly provided, the Board may not alter adversely or impair the Participant’s rights under any Stock

Options or Restricted Stock previously awarded under the Plan without the consent of the holder thereof. Notwithstanding the foregoing proviso, and subject to Section 5.4, the provisions of Article V of the Plan can be amended, modified, supplemented or otherwise altered without the consent of any Participant or holder of Award Shares so long as all Participants and holders of Award Shares are treated in the same manner by such alteration.

1.20 Compliance With Section 409A. Notwithstanding any other provision of the Plan to the contrary, awards granted under the Plan shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of section 409A of the Code and the Department of Treasury rules and regulations issued thereunder (collectively, “Section 409A”). If the Committee determines that an award granted under the Plan, award agreement, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a holder of the award to become subject to additional taxes under Section 409A, then unless the Committee specifically provides otherwise, such award, award agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or award agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the holder of the award. The period of exercisability of a Stock Option shall not be extended to the extent that such extension would subject the holder of the award to additional taxes under Section 409A.

ARTICLE II

INCENTIVE STOCK OPTIONS

2.1 Definition. The award of any Incentive Stock Option under the Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to the following terms of this Article II and the terms of the award documentation.

2.2 Eligibility. The Committee shall designate the employees to whom Incentive Stock Options are to be awarded under the Plan and shall determine the number of option shares to be offered to each Participant under each Incentive Stock Option awarded. Incentive Stock Options may be awarded only to employees of the Company or its corporate Subsidiaries. In no event shall the aggregate Fair Market Value (determined at the time the option is awarded) of Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all plans of the Company and all Related Companies) exceed $100,000; any Stock Options awarded in excess of this limit shall be considered Non-Qualified Stock Options for federal income tax purposes, determined in the order in which the Stock Options were granted.

2.3 Exercise Price. The purchase price per share of Stock under each Incentive Stock Option shall be determined by the Committee, provided, however, that in no event shall such price be less than the greater of (a) 100% of the Fair Market Value per share of Stock as of the Option Date (110% of such Fair Market Value if the holder of the option owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary) or (b) the par value per share of Stock on such date.

2.4 Exercise.

(a) Each Incentive Stock Option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments as may be determined by the Committee at the Option Date. To the extent provided by the Committee, the full purchase price of each share of Stock purchased upon the exercise of any Incentive Stock Option shall be paid in cash, by delivery of shares of Stock (valued at Fair Market Value as of the day of exercise) that have an aggregate Fair Market Value equal to the exercise price and that have been outstanding for at least six months (unless the Committee approves a shorter period), by any other means acceptable to the Committee, or in any combination thereof, at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto. If payment of the purchase price of shares of Stock is paid in cash, payments shall be made only with cash, cashier’s check, certified check, official bank check or postal money order payable to the order of the Company in the amount (in United States dollars) of the purchase price. If payment of such purchase price is made by shares of Stock, the Participant shall deliver to the Company (i) certificates registered in the name of such Participant representing a number of shares of Stock legally and beneficially owned by such Participant, free of liens, claims and encumbrances of every kind and having a Fair Market Value as of the date of delivery of such notice that is not greater than the purchase price of the shares of Stock with respect to which such Stock Options are to be exercised, such certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares of Stock represented by such certificates, and (ii) if the purchase price of the shares of Stock with respect to which such Stock Option is to be exercised exceeds such Fair Market Value, cash or a cashier’s check, certified check, official bank check or postal money order payable to the order of the Company in the amount (in United States dollars) of such excess. From and after the date of an initial public offering of the Stock (an “IPO”), the Committee may permit a Participant to elect to pay the purchase price upon the exercise of a Stock Option by irrevocably authorizing a third party acceptable to the Committee or its designee to sell the shares of Stock (or a sufficient portion of the shares of Stock) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire purchase price and any tax withholding resulting from such exercise. A Participant’s payment of the purchase price in connection with the exercise of an Incentive Stock Option through delivery of shares of Stock (the “ISO Stock”) that were acquired through the exercise of an Incentive Stock Option and that have not been held for more than one year will be considered a disposition (within the meaning of Section 424(c) of the Code) of the ISO Stock, resulting in the disqualification of the ISO Stock from treatment as an incentive stock option under Section 422 of the Code, and the Participant’s recognition of ordinary income. Participants should consult with their tax advisors prior to electing to exercise an Incentive Stock Option by this method.

(b) Stock Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares of Stock with respect to which the Incentive Stock Option is to be exercised and the address to which the certificates representing shares of the Stock issuable upon the exercise of such Incentive Stock Option shall be mailed. In order to be effective, such written notice shall be accompanied by a form of payment as provided in Section 2.4(a). Such notice shall be delivered in person to the Secretary of the Company, or shall be sent by registered mail, return receipt requested, to the Secretary of the Company, in which case, delivery shall be deemed made on the date such notice is deposited in the mail.

2.5 Option Expiration Date. The “Expiration Date” with respect to an Incentive Stock Option or any portion thereof awarded to a Participant under the Plan means the earliest of:

(a) the date that is ten (10) years after the date on which the Incentive Stock Option is awarded (if the Participant owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary, the date that is five (5) years after the date on which the Incentive Stock Option is awarded);

(b) the date established by the Committee at the time of the award;

(c) unless the Committee provides otherwise at the time of the award, the date that is one year after the Participant’s employment with the Company and all corporate Subsidiaries is terminated by reason of the Participant becoming disabled (within the meaning of Section 22(e)(3) of the Code) or the Participant’s death; or

(d) unless the Committee provides otherwise at the time of the award, the date that is ninety (90) days after the termination of the Participant’s employment and service with the Company and all corporate Subsidiaries for any reason other than by reason of the Participant becoming disabled (within the meaning of Section 22(e)(3) of the Code) or the Participant’s death.

Notwithstanding the foregoing, if the Participant is Terminated for Cause all Stock Options held by the Participant shall immediately terminate. All rights to purchase shares of Stock pursuant to an Incentive Stock Option shall cease as of such Stock Option’s Expiration Date.

ARTICLE III

NON-QUALIFIED STOCK OPTIONS

3.1 Definition. The award of any Non-Qualified Stock Option under the Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to the following terms of this Article III and the terms of the award documentation.

3.2 Eligibility. The Committee shall designate the Participants to whom Non-Qualified Stock Options are to be awarded under the Plan and shall determine the number of option shares to be offered to each such Participant under any Non-Qualified Stock Option awarded.

3.3 Exercise Price. The purchase price of a share of Stock under each Non-Qualified Stock Option shall be determined by the Committee in its sole discretion, but shall not be less than 100% of the Fair Market Value of a share of Stock at the time of the grant.

3.4 Exercise.

(a) Each Non-Qualified Stock Option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments as may be determined by the Committee at the Option Date. To the extent provided by the Committee, the full purchase price of each share of Stock provided upon exercise of a Non-Qualified Stock Option shall be paid in cash, by delivery of shares of Stock (valued at Fair Market Value as of the day of exercise) that have a Fair Market Value equal to the exercise price and that have been outstanding for at least six months (unless the Committee approves a shorter period), by any other means acceptable to the Committee, or in any combination thereof. If payment of the purchase price of shares of Stock is paid in cash, payments shall be made only with cash, cashier’s check, certified check, official bank check or postal money order payable to the order of the Company in the amount (in United States dollars) of the purchase price. If payment of such purchase price is made by shares of Stock, the Participant shall deliver to the Company (i) certificates registered in the name of such Participant representing a number of shares of Stock legally and beneficially owned by such Participant, free of liens, claims and encumbrances of every kind and having a Fair Market Value as of the date of delivery of such notice that is not greater than the purchase price of the shares of Stock with respect to which such Stock Options are to be exercised, such certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares of Stock represented by such certificates, and (ii) if the purchase price of the shares of Stock with respect to which such Stock Option is to be exercised exceeds such Fair Market Value, cash or a cashier’s check, certified check, official bank check or postal money order payable to the order of the Company in the amount (in United States dollars) of such excess. From and after the date of an IPO, the Committee may permit a Participant to elect to pay the purchase price upon the exercise of a Stock Option by irrevocably authorizing a third party acceptable to the Committee or its designee to sell shares of Stock (or a sufficient portion of the shares of Stock) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire purchase price and any tax withholding resulting from such exercise.

(b) Stock Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares of Stock with respect to which the Non-Qualified Stock Option is to be exercised and the address to which the certificates representing shares of the Stock issuable upon the exercise of such Non-Qualified Stock Option shall be mailed. In order to be effective, such written notice shall be accompanied by a form of payment as provided in Section 3.4(a). Such notice shall be delivered in person to the Secretary of the Company, or shall be sent by registered mail, return receipt requested, to the Secretary of the Company, in which case, delivery shall be deemed made on the date such notice is deposited in the mail.

3.5 Option Expiration Date. The “Expiration Date” with respect to a Non-Qualified Stock Option or any portion thereof awarded to a Participant under the Plan means the earliest of:

(a) the date established by the Committee at the time of the award;

(b) unless the Committee provides otherwise at the time of grant, the date that is one year after the Participant’s employment with the Company and all Subsidiaries is terminated by reason of the Participant becoming Disabled, the Participant’s death or the Participant’s Retirement; or

(c) unless the Committee provides otherwise at the time of grant, the date that is ninety (90) calendar days after the termination of the Participant’s employment and service with the Company and all Subsidiaries for any reason other than the Participant becoming Disabled, the Participant’s death or the Participant’s Retirement.

Notwithstanding the foregoing, (i) if the Participant is Terminated for Cause all Stock Options held by the Participant shall immediately terminate, and (ii) unless the Committee provides otherwise at the time of grant, if the Participant’s employment within the Company and all its Subsidiaries is terminated other than because the Participant is terminated for Cause, then all Stock Options held by the Participant that are vested as of the date of such termination shall be exercisable by the Participant until the Expiration Date and all unvested Stock Options shall terminate on the date of such termination. All rights to purchase shares of Stock pursuant to a Non-Qualified Stock Option shall cease as of such Stock Option’s Expiration Date.

ARTICLE IV

RESTRICTED STOCK

4.1 Definition. Restricted Stock awards are issuances of Stock to Participants, the vesting of which may be subject to a required period of employment or service as a director or consultant, or any other conditions established by the Committee.

4.2 Eligibility. The Committee shall designate any Participant to whom Restricted Stock is to be awarded and the number of shares of Stock that are subject to any such award.

4.3 Terms and Conditions of Awards. All shares of Restricted Stock awarded to Participants under the Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as shall be prescribed by the Committee in its sole discretion and as shall be contained in the agreement referred to in Section 1.13.

(a) Restricted Stock awarded to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, for such period or until the satisfaction of such conditions as the Committee may determine, after the time of the award of such stock (the “Restricted Period”). A single award of shares of Restricted Stock may impose different Restricted Periods for different portions of such shares of Restricted Stock. Except for such restrictions, the Participant as owner of such shares shall have all the rights of a stockholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Committee, the right to receive all dividends paid on such shares.

(b) Except as otherwise determined by the Committee in its sole discretion or as set forth in the agreement evidencing the Restricted Stock award, a Participant whose employment or service with the Company and all Subsidiaries terminates prior to the end of the Restricted Period for any reason shall forfeit all shares of Restricted Stock remaining subject to a Restricted Period.

(c) Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, at the discretion of the Committee, each such certificate may be deposited in a bank designated by the Committee. Each such certificate shall bear the following (or a similar) legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the corporation’s 2004 Equity Incentive Plan and an agreement entered into between the registered owner and the corporation. A copy of such plan and agreement is on file in the office of the Secretary of the corporation, [address].

(d) At the end of the Restricted Period for shares of Restricted Stock, certificates for such shares of Restricted Stock shall be delivered to the Participant (or his or her legal representative, beneficiary or heir) free of all restrictions under the Plan or any agreement evidencing the Restricted Stock award.

ARTICLE V

PROVISIONS FOR THE BENEFIT OF WCAS IX

5.1 Restrictions on Transfer of Award Shares.

(a) Notwithstanding anything to the contrary contained in the Plan or in any agreement relating to any Stock Option or Restricted Stock award (other than Section 5.5 of the Plan), no holder (each a “Holder”) of Award Shares may Transfer all or any portion of the Award Shares held by such Holder without the prior written consent of WCAS IX other than (i) Transfers to Permitted Transferees that are made in accordance with Section 5.1(b) below and (ii) Transfers made in connection with a Drag-Along Sale pursuant to Section 5.2 below. Any attempted Transfer of Award Shares in violation of the provisions of this Article V shall be null and void ab initio and of no effect, and the Company shall not record any such Transfer on its books. Each certificate representing Award Shares shall bear a legend substantially to the following effect with such additions thereto or changes therein as the Company (with the approval of WCAS IX) may be advised by counsel are required by law or necessary to give full effect to the provisions of this Article V (the “Legend”):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS AND CERTAIN PROVISIONS REQUIRING THE SALE OF SUCH SHARES BY THE HOLDER THEREOF UNDER CERTAIN CIRCUMSTANCES, IN EACH CASE UNDER ARTICLE V OF THE US ONCOLOGY HOLDINGS, INC. 2004 EQUITY INCENTIVE PLAN, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE,

ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF ARTICLE V OF SUCH PLAN. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF ARTICLE V OF SUCH PLAN.”

After the termination of this Article V in accordance with its terms, and upon the written request of any Holder of Award Shares, the Legend placed on the certificate(s) evidencing such Award Shares will be removed by the Company by means of the delivery of substitute certificates without such Legend.

(b) Subject to the terms of any applicable agreement, a Participant may, at any time, Transfer any or all of the Award Shares of such Participant to a Permitted Transferee thereof if such Permitted Transferee duly executes and delivers to the Company and WCAS IX an instrument (in a form reasonably acceptable to the Committee and WCAS IX) acknowledging that such Permitted Transferee is bound by the provisions of this Article V as a Holder of Award Shares hereunder (such Transfer to be effective only upon delivery of such instrument to the Company and WCAS IX); provided, that (A) if the Company so requests promptly following (and, in any event, within five (5) Business Days after) its receipt of such instrument, such Transfer shall not be effective unless and until the Company has been furnished with an opinion in form and substance reasonably satisfactory to the Company of counsel reasonably satisfactory to the Company that such Transfer is exempt from or not subject to the provisions of Section 5 of the Securities Act of 1933, as amended (the “1933 Act”), and any other applicable securities laws and (B) no Transfer under this Section 5.1(b) shall be permitted if such Transfer would require the Company to register a class of equity securities under Section 12 of the 1934 Act under circumstances where the Company does not then have securities of any class registered under Section 12 of the 1934 Act. Notwithstanding the foregoing, no Participant shall avoid the provisions of this Article V by making one or more Transfers to one or more Permitted Transferees and then disposing of all or any portion of such Participant’s interest in any such Permitted Transferee(s).

(c) The provisions of this Section 5.1 shall terminate and be of no further force or effect from and after the 180th day following the consummation of the initial underwritten sale by the Company of shares of Stock to the public pursuant to an effective registration statement (other than a registration statement on Form S-8 or Form S-4) filed under the 1933 Act (the “Initial Public Offering”).

5.2 Drag-Along Rights of WCAS IX.

(a) Drag-Along Sale. If WCAS IX, the Company or US Oncology receives an offer from a person who is not an Affiliate of the Company or WCAS IX (a “Third Party”) to purchase or exchange (by merger, consolidation or otherwise) (x) at least a majority of the shares of Stock then outstanding or (y) all or substantially all of the assets of the Company and its subsidiaries taken as a whole, and WCAS IX wishes to accept such offer (or WCAS IX wishes that the Company or US Oncology accept such offer), then each Holder of Award Shares (the “Drag-Along Stockholders”) shall, if requested by WCAS IX, (A) waive any appraisal rights that it would otherwise have in respect of such transaction, and/or (B) Transfer to such Third Party, subject to the other provisions of the Plan, on the terms of the offer so accepted by WCAS IX, including time of payment, form and choice of consideration and adjustments to purchase price, the number of Award Shares equal to the number of Award Shares owned by the Holder multiplied by the percentage of the then outstanding shares of Stock to which the Third Party offer is applicable.

(b) Exercise of Drag-Along Rights; Notices; Certain Conditions of Drag-Along Sales.

(i) WCAS IX will give notice (the “Drag-Along Notice”) to the Drag-Along Stockholders of any proposed Transfer giving rise to the rights of WCAS IX set forth in Section 5.2(a) (a “Drag-Along Sale”) within five (5) Business Days after WCAS IX’s acceptance of the offer referred to in Section 5.2(a) and, in any event, not less than ten (10) Business Days prior to the proposed closing date for such Drag-Along Sale. The Drag-Along Notice will set forth the number of shares of Stock proposed to be so Transferred, the name of the proposed transferee or acquiring Person, the proposed amount and form of consideration and the other terms and conditions of the offer.

(ii) If any holders of Stock are given an option as to the form and amount of consideration to be received, all Holders of Award Shares shall be given the same option. Each Drag-Along Stockholder (x) shall agree to the same covenants as WCAS IX agrees to in connection with the Drag-Along Sale, (y) shall be obligated to join on a pro rata basis (based on the proceeds received by each such Drag-Along Stockholder in connection with the Drag-Along Sale) in any indemnification that WCAS IX agrees to provide in connection with the Drag-Along Sale (other than in connection with obligations that relate to a particular Holder such as representations and warranties concerning itself for which each Holder shall agree to be solely responsible) and (z) shall make such representations and warranties concerning itself and the Award Shares to be sold by it in connection with such Drag-Along Sale as WCAS IX makes with respect to itself and its shares of Stock.

(iii) Each Drag-Along Stockholder will be responsible for funding its proportionate share of any adjustment in purchase price or escrow arrangements in connection with the Drag-Along Sale and for its proportionate share of any withdrawals from any such escrow, including any such withdrawals that are made with respect to claims arising out of agreements, covenants, representations, warranties or other provisions relating to the Drag-Along Sale.

(iv) Each Drag-Along Stockholder will be responsible for its proportionate share of the fees, commissions and other out-of-pocket expenses (collectively, “Costs”) of the Drag-Along Sale to the extent not paid or reimbursed by the Company, the Third Party or another Person (other than WCAS IX); provided, that the liability for such Costs shall not exceed the total consideration received by such Drag-Along Stockholder for its Award Shares in respect of such Drag-Along Sale. WCAS IX shall be entitled to estimate each Drag-Along Stockholder’s proportionate share of such Costs and to withhold such amounts from payments to be made to each Drag-Along Stockholder at the time of closing of the Drag-Along Sale; provided that (i) such estimate shall not preclude WCAS IX from recovering additional amounts from the Drag-Along Stockholders in respect of each Drag-Along Stockholder’s proportionate share of such Costs and (ii) WCAS IX shall reimburse each Drag-Along Stockholder to the extent actual amounts are ultimately less than the estimated amounts or any such amounts are paid by the Company, the Third Party or another Person (other than WCAS IX).

(c) Closing of Drag-Along Sale.

(i) At the closing of such Drag-Along Sale, each of the Drag-Along Stockholders shall deliver certificates evidencing the Award Shares then held by it and to be sold in connection with such sale, duly endorsed for transfer or accompanied by stock powers executed in blank, against payment of the purchase price therefor by wire transfer to the account or accounts specified by such Drag-Along Stockholder or by check.

(ii) If the Drag-Along Sale is not consummated within 180 days from the date of the Drag-Along Notice, WCAS IX must deliver another Drag-Along Notice in order to exercise its rights under the Plan with respect to such Drag-Along Sale.

(d) Custody Agreement and Power of Attorney. Upon receiving a Drag-Along Notice, each Drag-Along Stockholder will, if requested by WCAS IX, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to WCAS IX with respect to the Award Shares that are to be sold by such Drag-Along Stockholder pursuant hereto in respect of such Drag-Along Sale (a “Drag-Along Custody Agreement and Power of Attorney”). The Drag-Along Custody Agreement and Power of Attorney will provide, among other things, that each such Drag-Along Stockholder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such Award Shares (each duly endorsed in blank by the registered owner or owners thereof) and irrevocably appoint said custodian and attorney-in-fact as its agent and attorney-in-fact with full power and authority to act under the Drag-Along Custody Agreement and Power of Attorney on its behalf with respect to (and subject to the terms and conditions of) the matters specified in the Plan.

(e) The provisions of this Section 5.2 shall terminate and be of no further force or effect from and after the consummation of the Company’s Initial Public Offering.

5.3 Required Provisions of Stock Option and Restricted Stock Award Agreements. Each agreement relating to a Stock Option or Restricted Stock award under the Plan shall contain the following provisions (and shall not contain any provisions in conflict with the following provisions):

“The Participant hereby acknowledges receipt of a copy of the Plan and accepts and agrees to be bound by all of the terms and conditions of the Plan as if set out verbatim in this Agreement, including, without limitation, the provisions of Article V of the Plan which restrict transfers of shares of Stock issued upon exercise of Stock Options or issued as a Restricted Stock award without the prior written consent of Welsh, Carson, Anderson & Stowe IX, L.P. (“WCAS IX”) and require the holder of such shares to sell such shares at the request of WCAS IX under certain circumstances. The Participant hereby further acknowledges and agrees that WCAS IX is an express third party beneficiary of the provisions of Article V of the Plan and this Agreement and is entitled to enforce such provisions against the Participant. In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control.”

“Except as otherwise provided herein or in the Plan or as necessary to implement the provisions of the Plan, this Agreement may be amended, modified or superseded only by the written agreement of the Participant and the Company (and WCAS IX, if such change would affect WCAS IX’s rights or obligations under Article V of the Plan or this Agreement), and may be amended without the consent of any other person. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto (and WCAS IX as third party beneficiary) and their respective successors, representatives, heirs, descendants, distributees and permitted assigns.”

5.4 WCAS IX Consent to Certain Amendments; WCAS IX As Third Party Beneficiary. Notwithstanding anything else to the contrary contained in the Plan, none of the provisions of Sections 1.4, 1.9, 1.13 and 1.19 hereof or this Article V shall be amended, modified, terminated or supplemented without the prior written approval of WCAS IX, which is intended to be a beneficiary of such provisions entitled to enforce such provisions.

5.5 Special Rule. This Article V shall not apply to any Holder of Restricted Stock who is a party to that certain Stockholders Agreement dated as of August 20, 2004 among the Company, WCAS IX and the other stockholders of the Company party thereto.

ARTICLE VI

THE COMPANY’S RIGHT TO REPURCHASE

AWARD SHARES

6.1 Applicability of Repurchase Right. The provisions of this Article shall apply to all awards issued under the Plan on or after the effective date of the 2007 amendment and restatement of the Plan unless the award agreement under which Award Shares were awarded, granted or issued expressly provides that the provisions of this Article shall not so apply.

6.2 Grant of Repurchase Right. The Company shall have the right with respect to all Award Shares subject to the provisions of this Article to repurchase all such Award Shares (the “Repurchase Right”). The Repurchase Right is exercisable at any time during the 90-day period following the date of the Award Shares Recipient’s termination of employment with the Company and all Subsidiaries or severance of affiliation relationship with the Company and all Subsidiaries for any reason, with or without cause (including death or disability) (the “Share Repurchase Period”).

6.3 Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to the Award Shares Holder prior to the expiration of the Share Repurchase Period. The notice shall indicate the number of Award Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not later than the last day of the Share Repurchase Period. On the date on which the repurchase is to be effected, the Company and/or its assigns shall pay to the Award Shares Holder in cash or cash equivalents for the Award Shares being repurchased an amount equal the Repurchase Price Per Award Share multiplied by the number of Award Shares being repurchased. The “Repurchase Price Per Award Share” is an amount equal to the quotient of (a) the Net Enterprise Value divided by (c) the number of shares of Stock then issued and outstanding, on a fully-diluted basis. The “Net Enterprise Value” is an amount equal to:

(A) minus (B) minus (C)

where: (A) is an amount equal to the Enterprise Value, (B) is an amount equal to the Outstanding Debt and (C) is an amount equal to the Preferred Equity Value. The “Enterprise Value” is an amount equal to the product of (a) the amount of EBITDA achieved by the Company for the last 12 calendar month period that ends prior to date on which the repurchase is to be effected and for which period financial statements are available prior to the date on which the repurchase is to be effected multiplied by (b) 8.

Upon such payment to the Award Shares Holder or into escrow for the benefit of the Award Shares Holder, the Company and/or its assigns shall become the legal and beneficial owner of the Award Shares being repurchased and all rights and interest thereon or related thereto, and the Company shall have the right to transfer to its own name or its assigns the Award Shares being repurchased, without further action by the Award Shares Holder.

6.4 Assignment. Whenever the Company shall have the right to purchase Award Shares under the Repurchase Right, the Company may designate and assign one or more employees, officers, directors or stockholders of the Company or other persons or organizations, to exercise all or a part of the Company’s Repurchase Right.

6.5 Termination of the Repurchase Right. The Repurchase Right shall terminate with respect to any Award Shares for which it is not timely exercised. In addition, the Repurchase Right shall terminate, and cease to be exercisable, with respect to all Award Shares upon a Qualified IPO or Change of Control.

6.6 Corporate Change Transaction. In the event of a transaction described in Section 1.11 (a “Corporate Change”), the Repurchase Right shall apply to the new capital stock or other property (including cash paid other than as a regular cash dividend) received in exchange for the Award Shares in consummation of the Corporate Change transaction, but only to the extent the Award Shares are at the time covered by such Repurchase Right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Right to reflect the effect of the Corporate Change transaction.